EXHIBIT 10.49

Verlängerung des Vorstandsanstellungsvertrages	Extension of Management Board Member’s Service Agreement
Zwischen

der Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, vertreten durch den Aufsichtsrat, dieser vertreten durch seinen Vorsitzenden Herrn Dr. Alexander Dibelius

- im Folgenden „Gesellschaft“ genannt -
und

Herrn Olaf Heyden, wohnhaft Stenzelbergstr. 3, 53340 Meckenheim

Between

Diebold Nixdorf AG, Heinz-Nixdorf-Ring 1, 33106 Paderborn, represented by the supervisory board, in turn represented by its chairman, Dr. Alexander Dibelius

- hereinafter referred to as “Company” -
and

Mr. Olaf Heyden, residing in Stenzelbergstr. 3, 55340 Meckenheim.

Präambel	Preamble
Herr Olaf Heyden ist durch Beschluss des Aufsichtsrats der Diebold Nixdorf AG vom 23.04.2013 in Konkretisierung des Beschlusses vom 07.01.2013 für die Zeit vom 01.05.2013 bis zum 30.04.2018 zum ordentlichen Mitglied des Vorstandes der Gesellschaft bestellt worden. Die Gesellschaft und Herr Heyden haben einen Vorstandsanstellungsvertrag am 07.01.2013 abgeschlossen. Durch Beschluss des Aufsichtsrats der Diebold Nixdorf AG vom 20.12.2017 ist die Bestellung von Herrn Heyden bis zum Ablauf des 28.02.2019 verlängert worden.

Der bestehende Vorstandsanstellungsvertrag wird somit bis zum Ablauf des 28.02.2019 verlängert.

§ 4 (2) des Vorstandsanstellungsvertrages wird wie folgt ergänzt:

Die Gesellschaft erstattet Herrn Heyden Steuerberatungskosten gegen Beleg in Höhe von USD 10.000 brutto pro Jahr.

By resolution of the Supervisory Board of Diebold Nixdorf AG dated April 23, 2013 in concretion by resolution dated January 7, 2013, Mr. Olaf Heyden was appointed as regular member of the Management Board (Vorstand) of the Company for a term commencing on May 1, 2013 and ending on April 30, 2018. On January 7, 2013, the Company and Mr. Heyden entered into a Management Board Member’s Service Agreement.
By resolution of the Supervisory Board of Diebold Nixdorf AG dated December 20, 2017 the appointment has been extended ending on February 28, 2019.

The existing Management Board Member’s Service Agreement will be extended ending on February 28, 2019 respectively.

§ 4 (2) of the Management Board Member’s Service Agreement will be amended as follows:

The Company will reimburse tax advisory expenses (financial planning) against receipt up to USD 10,000 gross per annum.

Paderborn, den / this ____________ 2017	Paderborn, den / this ____________ 2017

__________________________________ Vorsitzender des Aufsichtsrates der / chairman of the supervisory board of Diebold Nixdorf AG	__________________________________ Olaf Heyden